United States

                  Securities and Exchange Commission

                        Washington, D.C. 20549



                               FORM 8-K



                            Current Report

                  Pursuant to Section 13 or 15(d) of

                 The Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): June 4, 2010



                         Gold Dynamics Corp.

        (Exact name of registrant as specified in its charter)


                        Nevada 333-136981 N/A
(State or other jurisdiction of incorporation) (Commission File
              Number) (IRS Employer Identification No.)


                  Post Office 020, Lu Yuan District

                          Chang Chun, Ji Lin

                       Chang Chun, China 130062

        (Address of principal executive offices with zip code)



                             949 419 6588


         (Registrant's telephone number, including area code)

                                 N/A

        (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))


_____________________________________________________________________________


Item 8.01 Other Events.

On December 15, 2009, we authorized the Forward Stock Split of our issued and outstanding Common Stock on a 2.6 for one (2.6:1) basis. The Forward Stock Split became effective on March 15, 2010 As a result of the Forward Stock Split, the Company increased its issued and outstanding shares of the Common Stock to 138,450,000 from 53, 250,000. Additionally, the forward stock split affected our authorized common stock, and as a result, we have 500,000,000 shares of $0.001 par value common stock authorized from 75,000,000.

Contemporaneously with the 2.6:1 forward stock split, the name of the company changed from "Vita Spirits Corp." to "Gold Dynamics Corp." (the "Corporate Name Change"). The Board of Directors previously adopted a resolution to change the name of the corporation and the holders of shares representing a majority of our outstanding voting stock has given their written consent to the Corporate Name Change. Under Nevada corporation law and our bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. An Information Statement pertaining thereto has been mailed to stockholders and we have filed an Amendment to our Articles of Incorporation (the "Amendment") in order to change our corporate name. The Corporate Name Change became effective on March, 15 2010.

On March 15, 2010, Gold Dynamics Corp. has been given a new ticker symbol, "GLDN", trading on the OTC Bulletin Board.




Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Gold Dynamics Corp.

Signed: /s/ Tie Ming Li

Name: Tie Ming Li

Title: President

Date: June 4, 2010